UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2013, DCP Midstream Partners, LP (the “Partnership”) entered into the First Amendment (the “First Amendment”) to the previously disclosed Contribution Agreement, dated February 27, 2013, among DCP LP Holdings, LLC (“Holdings”), DCP Midstream, LLC (“Midstream”), and the Partnership (the “Contribution Agreement”). The First Amendment modifies the Effective Time of the Contribution Agreement so that it is effective at 12:05 a.m. Denver time on the date of the closing, adds a provision regarding the allocation of net income during the month of March (the month in which the Contribution (as defined below) is completed), and replaces a schedule thereto.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the First Amendment, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 28, 2013, the Partnership completed the acquisition of an additional 46.67% of the partnership interests in DCP SC Texas GP (the “Eagle Ford Joint Venture”) as contemplated by the Contribution Agreement (the “Contribution”). After completion of the Contribution, the Partnership owns 80% of the outstanding partnership interests in the Eagle Ford Joint Venture.

In connection with the Contribution, the Partnership paid to Holdings aggregate consideration of $626.4 million, plus customary working capital and other purchase price adjustments. $490.3 million of the consideration was financed with the net proceeds from the Partnership’s recent offering of its 3.875% Senior Notes due 2023, $125.3 million was financed by the issuance to Holdings of an aggregate of 2,789,739 common units (the “Common Units”) representing limited partnership interests in the Partnership, and the remaining $10.8 million was paid with cash on hand. The Common Units were issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

In addition to the consideration for the Contribution, the Partnership reimbursed Midstream $50.1 million for its proportionate share of 46.67% of the capital spent to date by the Eagle Ford Joint Venture for the construction of the Goliad plant, plus an incremental payment of $23.3 million as reimbursement for preformation capital expenditures. In connection with these reimbursements, the Partnership increased its ownership of the Goliad plant by an additional 46.67% bringing its total ownership to 80%.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Common Units set forth in Item 2.01 is incorporated in its entirety herein by reference.

Item 7.01 Regulation FD Disclosure.

The Partnership issued a press release on April 1, 2013 announcing the completion of the Contribution. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	First Amendment to Contribution Agreement, dated March 28, 2013, among DCP LP Holdings, LLC, DCP Midstream, LLC, and DCP Midstream Partners, LP.

99.1	Press Release, dated April 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2013	DCP MIDSTREAM PARTNERS, LP

	By:	DCP MIDSTREAM GP, LP,
its General Partner

		By:	DCP MIDSTREAM GP, LLC,
its General Partner

			By:	/s/ Michael S. Richards
			Name:	Michael S. Richards
			Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Contribution Agreement, dated March 28, 2013, among DCP LP Holdings, LLC, DCP Midstream, LLC, and DCP Midstream Partners, LP.

99.1	Press Release, dated April 1, 2013.